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                                                                      Exhibit 21


                   Subsidiaries of Suprema Specialties, Inc.
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         Name                                       State of Incorporation
         ----                                       ----------------------
         Suprema Specialties West, Inc.             California
         Suprema Specialties Northeast, Inc.        New York
         Suprema Specialties Northwest Inc.         Delaware